Exhibit 10.12 --- Promissory note dated September 30, 2006 from Barry A. Ginsberg to Katherine Gould for $50,000 due and payable on December 31, 2006.

NOTE

Date of Note: October , 2006

Principal Amount:   Fifty Thousand Dollars

Maturity Date: December 31, 2006

FOR VALUE RECEIVED, the undersigned (the "Maker") does hereby covenant and promise to pay to the order of James Wiegand, her, successors or assigns ("Payee"), at 16200 WCR 18E, Loveland, Colorado 80537, or at such other place as the Payee may designate to the Maker in writing from time to time, the principal and interest due on this Note.

All payments under this Note shall be applied first to the payment of interest at the Interest Rate, then to any other sums or charges then due, and then to principal.

All sums payable hereunder shall be paid in immediately available funds and shall be payable without relief or benefit of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing.

Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of New York, such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest. If the said repayment of the principal sum is not paid in full at the earlier of the Maturity Date or an event by which under the terms of the Loan Documents said principal shall become due and payable, then the amount of the principal sum shall bear interest from the due date to the actual date of payment (whether such payment is made voluntarily except in the case of Payee's election to apply insurance proceeds or condemnation awards to the repayment of the Principal Amount in the absence of a default by the Payee, or as a result of foreclosure or other legal process) at a rate which shall be the lower of (i) sixteen percent (16%) per year and (ii) the then maximum lawful rate of interest per month, computed from the said due date to the date of actual payment (the "Default Rate").

This Note and every covenant and agreement herein contained shall be binding upon Maker and its successors and any permitted assigns, and shall inure to the benefit of Payee.

Nothing in this Note or the Loan Documents shall require Maker to pay or Payee to accept interest in an amount which would subject Payee to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged borrowers such as Maker under applicable law. Should Payee receive any payment which is or would be in excess of that permitted to be charged under such applicable law, such payment shall have been, and shall be deemed to have been made in error and shall automatically be applied to reduce the principal balance outstanding on this Note.

The parties hereto intend that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful1 void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Maker and the Payee or the holder hereof under the remainder of this Note shall continue in full force and effect.

If any of the following events shall occur, then, and in such event, Payee may, at its option, declare the entire unpaid Principal Amount of this Note, together with interest accrued thereon and any and all other charges evidenced and secured by this Notes, to be immediately due and payable and thereby accelerate the Maturity Date, in addition to any other rights or remedies that Payee may have under this Note, and any other remedies which Payee may have at law, equity or otherwise:

(i)  Maker shall fail to pay any installment of interest on this Note or any other amount due under this Note, when and as the same shall become due and payable, and such default shall have continued for a period of ten (10) business days after receipt from Payee of written notice of such failure; and

(ii)  Maker shall fail to comply with any of its other obligations under this Note for a period of ten (10) days after receipt from Payee of written notice of such failure (unless such failure requires work to be performed, acts to be done or conditions to be removed in order to cure such failure, and the same cannot be performed, done or removed, as the case may be, within such ten (10) day period, in which case no default shall be deemed to exist as long as Maker shall have commenced curing the same within such ten (10) day period and shall thereafter diligently and expeditiously prosecute the same to completion with due diligence.

This Note may be prepaid, in its entirety, at any time, without penalty or premium, upon at least ten (10) business days prior written notice to Payee. Maker may prepay this Note, in whole, by paying to Maker on the date specified in Maker's notice (a) the outstanding Principal Amount due and owing under this Note, (b) all accrued but unpaid interest on this Note to the date of such prepayment (together with accrued and unpaid late or delinquency changes, if any, and (c) all other sums, if any, due under this Note and/or any and all other Loan Documents.

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, the Maker agrees to pay, in addition to the principal, interest, advances, late charges and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys, fees and expenses.

All parties now or hereafter liable with respect to this Note, whether Maker, principal, surety, guarantor, endorsee or otherwise hereby severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest. No failure to accelerate the indebtedness evidenced hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note, or applicable law, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New York. Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

The Payee shall not by any act, delay, omission or otherwise be deemed to have waived any rights or remedies hereunder. No waiver shall be valid unless signed by Payee. Any waiver by Payee on any occasion shall not bar any right or remedy which Payee would otherwise have had on any future occasion. No executory agreement unless signed by Payee, and no course of dealing between the Maker and Payee, shall be effective to modify or discharge, in whole or part, this Note. All rights and remedies of Payee shall be cumulative and may be exercised singly or concurrently. Terms of this note may not be waived, modified or extended in any respect without the written consent of Payee.

Maker hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any set-off or counterclaim therein except for counterclaims which must be asserted in the action or proceeding in order to be preserved; and (iv) have the same consolidated with any other or separate suit, action or proceeding.

This Note is fully negotiable by Payee.

This Note is to be construed and enforced in accordance with the laws of the State of New York without giving effect to New York's principles of conflicts of law.

Maker irrevocably submits to the exclusive jurisdiction of any State or Federal court sitting in the County of Larimer, State of Colorado and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding referred to above may be made by certified or registered mail, postage prepaid, return receipt requested, directed to Maker at the address indicated below and service so made shall be complete and for all purposes deemed by Maker to be good and sufficient service five (5) days after the same shall have been so mailed.

If more than one party executes this Note, the obligations hereunder shall be the joint and several obligations of the parties hereto.

The purpose of this loan is for business or commercial purposes.

IN WITNESS WHEREOF, the Maker has executed this Note on the day and year first above written.

/s/ Barry A. Ginsberg_______
By: Barry A. Ginsberg